                                                                     Exhibit 9.1


                                VOTING AGREEMENT



      This Voting Agreement dated as of February 28, 2001 (this "AGREEMENT") is made among Elektryon, a Nevada corporation (the "COMPANY"), and Phil C. Meisinger and Gene E. Stinson (each, an "OWNER", and together, the "OWNERS") and Curtis Olson.

      In order to facilitate further investments by third parties in, and to induce third parties to engage in potential strategic transactions with, the Company, the Owners desire to agree to certain terms and conditions relating to the voting of their shares of Common Stock (as defined below).

      In consideration for the foregoing premises and the agreements and undertakings hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the following respective meanings:

      An "AFFILIATE" of any Person, or a Person "AFFILIATED WITH" a Person, shall mean a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified.

      An "ASSOCIATE" of any Person shall mean (a) any corporation, organization or other entity of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class or series of equity interests, (b) any trust or other estate in which such Person has a substantial beneficial (under all circumstances an interest of 5% or greater will be deemed substantial) interest or as to which such Person serves as trustee, executor, nominee, administrator, conservator, attorney-in-fact or in a similar fiduciary capacity or (c) any member of such Person's Immediate Family.

      A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN" and be deemed to have "BENEFICIAL OWNERSHIP" of and be deemed to have "BENEFICIALLY OWNED":

            (a) any securities that such Person or any of such Person's Affiliates or Associates, or any member of any I3D Group of which such Person or any Affiliate or Associate of such Person is a member, "beneficially owns" within the meaning of Rule 13d-3 promulgated under the Exchange Act, as in effect on the date of this Agreement; and

            (b) any securities (the "UNDERLYING SECURITIES") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence or reoccurrence of specified events, with or without the provision of notice) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of any rights, puts, calls, warrants or options or otherwise (it being understood that such Person shall also be deemed to be the beneficial owner of any securities convertible into or exchangeable or exercisable for any underlying or derivative securities).

      "BOARD" shall mean the Board of Directors of the Company (or the board of directors or similar governing body of any successor of the Company or any Person to whom the Company may assign its rights under this Agreement).

      "CARVED-OUT SHARES" shall mean (i) 35,000 shares of Common Stock beneficially owned and owned of record on the date hereof collectively by Jim and Tracy Adreon, 10,000 of which are evidenced by stock certificate number 2053 of the Company dated August 19, 1998 and 25,000 of which are evidenced by stock certificate number 1103 of the Company dated September 18, 1998; (ii) 35,900 shares of Common Stock beneficially owned and owned of record by Phillip C. Meisinger, III, 34,900 of such shares are evidenced by a stock certificate of the Company and 1,000 of such shares are evidenced by an affidavit of loss and indemnity signed by Phillip C. Meisinger, III previously received by the Company; and (iii) 10,000 shares of Common Stock beneficially owned and owned of record by Doug Hoitenga represented by a stock certificate of the Company dated as of the date hereof.

      "COMMISSION" shall mean the Securities and Exchange Commission.

      "COMMON STOCK" shall mean the common stock, $.001 par value, of the Company and all securities of the Company into which such common stock hereafter may be reconstituted or recapitalized or exchanged and any securities of any Person distributed, paid or offered to the Owners or any other Executive Person as a distribution or dividend in respect of, or in exchange for, such Common Stock.

      "CONCURRENT AGREEMENTS" shall mean the Separation and Release Agreement, dated as of the date hereof, among the Company and the Owners (the "SEPARATION AGREEMENT"), each Promissory Note, dated the date hereof, by each Owner delivered to the Company (collectively, the "NOTES"), each Pledge Agreement, dated as of the date hereof, by each Owner in favor of the Company (the "PLEDGE AGREEMENTS"), and the Release, dated as of the date hereof among the Owners and the Company.

      "CONTROL" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date of this Agreement, and the terms

"CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall have correlative meanings.

      "EQUITY SECURITY" shall have the meaning set forth in Rule 3a11-1 promulgated under the Exchange Act.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, as in effect on the date in question, unless otherwise specifically provided.

      "EXECUTIVE PERSON" shall have the meaning set forth in the Separation Agreement.

      "IMMEDIATE FAMILY" shall mean, with respect to any Person, a Person's spouse, parents, children (whether natural or by adoption), siblings, grandchildren, mother-in-law, father-in-law, brothers-in-law, sisters-in-law, daughters-in-law or sons-in-law and the respective Associates and Affiliates of each of the foregoing, but excluding Jim and Tracy Adreon, Phillip C. Meisinger III and Paul Servello and each of their respective Affiliates (but only if such Affiliate is not an Affiliate or Associate of an Owner).

      "INDEPENDENT DIRECTORS" shall mean a member of the Board who meets the definition of an independent director set forth in Rule 4200 of the Rules of the National Association of Securities Dealers, Inc.

      "PERSON" shall mean any individual, firm, corporation, partnership, limited partnership, charitable organization, limited liability company, trust, joint venture, estate, association, public or governmental authority or other entity.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor statute, as in effect on the date in question, unless otherwise specifically provided.

      "13D GROUP" shall mean any group of Persons formed for the purpose of, directly or indirectly, acquiring, holding, voting or disposing of shares of Common Stock (or any right thereto or interest therein) (or any securities exercisable or exchangeable for or convertible into Common Stock), including, without limitation, any group of Persons that would be required to make a filing with the Commission pursuant to Section 13 of the Exchange Act, and the rules and regulations promulgated thereunder, if the Common Stock were registered under the Exchange Act.

                                   ARTICLE II

                             LEGEND ON CERTIFICATES

      All shares of Common Stock now or hereafter beneficially owned by either Owner other than the Carved-Out Shares shall be held in certificated form and shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED FEBRUARY 28, 2001 (THE "VOTING AGREEMENT"), AMONG THE COMPANY, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER PARTIES. A COPY OF THE VOTING AGREEMENT MAY BE OBTAINED FROM THE COMPANY FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE VOTING AGREEMENT.

      Upon any Transfer (as defined in Section 5 of the Separation Agreement) by an Owner to a Person which is not (a) an Owner, (b) an Affiliate or Associate of an Owner, (c) Edwin Wheeler or (d) an Affiliate or Associate of Edwin Wheeler, and if the Owner delivers to the Company evidence reasonably satisfactory to the Company that such a Transfer has occurred without violation of this Agreement or any Concurrent Agreement, the Company shall issue to such Person a certificate representing the transferred shares without the foregoing legend. Prior to any Transfer by an Owner of shares of Common Stock to the other Owner or to an Affiliate or Associate of any Owner permitted hereby and by the Concurrent Agreements (only if this Agreement remains in effect under Article V at the time of such proposed Transfer), the Owner intending to effectuate such Transfer shall cause the intended transferee to execute and deliver to the Company an agreement in the form of this Agreement (with only the identity of the "Owner" to be changed and making appropriate changes to Sections 3.1(d) and (e)) and the Company will execute and deliver the same and cause all other appropriate parties to do so.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of the Owners. Each Owner individually as to himself represents and warrants to the Company that:

      (a) Such Owner has the legal capacity to execute and deliver this Agreement.

      (b) This Agreement has been duly executed and delivered by such Owner, is a valid and binding agreement of such Owner, and is enforceable against such Owner in accordance with its terms.

      (c) The execution, delivery and performance by such Owner of this Agreement does not and will not violate or conflict with or result in breach of or constitute (with or without notice or lapse of time or both) a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Owner is a party or by which such Owner or any of their respective properties may be bound or subject.

      (d) After giving effect to the transactions contemplated by the Concurrent Agreements, Phil C. Meisinger is the record and beneficial owner of 865,000 shares of Common Stock and Gene E. Stinson is the record and beneficial owner of 875,000 shares of Common Stock, which represents all of the Common Stock owned of record or beneficially by Phil C. Meisinger and Gene E. Stinson on the date of this Agreement (other than the Carved-Out Shares). Such Owner does not own, of record or beneficially, any preferred stock, notes, debentures, warrants, options, puts, calls, rights or other securities convertible into or exercisable or exchangeable for shares of capital stock ("SECURITIES") of the Company (other than the Carved-Out Shares).

      (e) Other than the Carved-Out Shares, all shares of Common Stock beneficially owned by such Owner are in certificated form and under his control and in his possession. All such certificates are being delivered to the Company concurrently with the execution and delivery of this Agreement, to be held by the Company pursuant to the Pledge Agreement to which he is a party. Each Owner agrees that the Company may place the legend contained in Article II on all certificates representing shares of Common Stock owned, beneficially or of record, by him.

      Section 3.2 Representation and Warranties of the Company. The Company represents and warrants to the Owners that:

      (a) The Company is duly authorized to execute, deliver and perform this Agreement.

      (b) This Agreement has been duly executed by the Company, is a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms.

      (c) The execution, delivery and performance by the Company of this Agreement does not and will not violate or conflict with or result in a breach of or constitute (with notice of or lapse of time or both) a default under the

            Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, or under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which it or any of its properties may be bound or subject (but excluding any contract, commitment, agreement, understanding, arrangement or restriction with any Owner or other Executive Person).

                                   ARTICLE IV

                                    COVENANTS

      Section 4.1 Grant of Irrevocable Proxy. Each Owner hereby grants irrevocably to, and hereby constitutes and appoints Curtis Olson (and each Successor (as defined below)), each of them acting singly and with full power of substitution, as such Owner's proxy and attorney-in-fact, for and in the name, place and stead of the Owner to vote all Common Stock held of record or beneficially owned by the Owner (other than the Carved-Out Shares) now or at any time in the future, or to grant a consent or approval in respect of such Common Stock, and hereby directs his shares of Common Stock be present and voted in accordance with the provisions of Section 4.2. Each Owner intends that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement, and that therefore such proxy shall be irrevocable so long as this Section 4.1 remains in effect pursuant to the terms of this Agreement. Each Owner hereby revokes any and all prior proxies and powers of attorney other than those granted hereunder and under the Pledge Agreement to which such Owner is a party; and the parties hereto acknowledge and agree that a proxy and power of attorney was granted by each Owner to the Company under the Pledge Agreement to which such Owner is a party. In the event of any conflict between the proxy and power of attorney provided by an Owner under this Agreement and the proxy and power of attorney provided by such Owner under his Pledge Agreement prior to the occurrence of an Event of Default or a Concurrent Agreement Default (as such terms are defined in the Pledge Agreement) by such Owner, the terms of the proxy and power of attorney provided by such Owner under this Agreement shall govern and control; however, upon the occurrence of an Event of Default or a Concurrent Agreement Default by such Owner, the proxy and power of attorney provided by such Owner under the Pledge Agreement to which he is a party shall govern and control.

      Curtis Olson (or his Successors) and any individual to whom Curtis Olson (or any Successor) shall assign the proxy and attorney-in-fact and power of attorney created by this Agreement (provided such individual is a stockholder of the Company and executes a joinder to this Agreement in a form satisfactory to the Company (each such individual, a "SUCCESSOR")) shall act as proxy and attorney-in-fact pursuant to this Section 4.1 and Section 4.2 through any individual(s) identified from time to time by Curtis Olson or a Successor for such purpose. Each Owner hereby irrevocably consents to any such assignment by Curtis Olson, the Company or any Successor of the proxy and power of attorney created by this Agreement and the assumption thereof by each Successor.

      Each Owner agrees that this Agreement constitutes a proxy covering the Common Stock (other than the Carved-Out Shares) held of record and/or beneficially owned by the Owner and, from time to time during the term of this Agreement, including, without limitation, upon the (a) merger or reincorporation of, or other material or significant transaction involving, the Company or (b) resumption of this Agreement pursuant to Article V, he shall execute and deliver any and all instruments requested by the Company (or its successors and assigns) to confirm the arrangements contemplated by this Section 4.1.

      Curtis Olson and each Successor shall have the right to exercise all rights, benefits, privileges and powers accruing to each Owner, as record and/or beneficial owner of any and all shares of Common Stock (other than the Carved-Out Shares) owned of record or beneficially owned thereby, including, without limitation, giving or withholding consent, calling and attending stockholders' meetings to be held from time to time with full power to vote and act for and in the name, place and stead of such Owner and in the same manner, to the same extent, and with the same effect that such Owner would if personally present at such meetings, giving to Curtis Olson and each Successor full power of substitution and revocation, which proxy is effective, upon the execution and delivery of this Agreement, without the necessity of any action (including the transfer of any Common Stock on the record books of the Company) by any Person.

      If Curtis Olson or any Successor shall die while he holds the proxy and power of attorney granted hereunder or the Company concludes at any time that it is preferable, for legal or other reasons, that the proxy and power of attorney contained herein should be held directly by an individual other than Curtis Olson or any Successor or by more than one individual, or if at any time the proxy and power of attorney contained herein would otherwise not be held by a person who owns any Common Stock, then each Owner hereby grants irrevocably to, and hereby constitutes and appoints the Independent Directors (other than Curtis Olson), and each of them individually, as each Owner's proxy and attorney-in-fact (with full power of substitution), mutatis mutandis with the appointment of Curtis Olson and any Successor hereunder. Curtis Olson and each Successor agrees to provide the Company with at least five days prior notice before he or she transfers his or her last share of Common Stock.

      Section 4.2 Voting. During the term of this Agreement, for so long as either Owner beneficially owns any Common Stock, each Owner consents and agrees that Curtis Olson and any Successor or the Independent Directors will take such action as may be required such that:

      (a) all Common Stock known by the Company to be beneficially owned by either Owner and subject to the irrevocable proxy granted pursuant to Section 4.1 is present for quorum purposes, in person or represented by proxy, at every meeting of the Company's stockholders; and

      (b) all Common Stock known by the Company to be beneficially owned by either Owner and subject to the irrevocable proxy granted pursuant to Section 4.1 is voted at every meeting of the Company's stockholders (or, if applicable, written consent is given), in the same proportion as the votes cast (or consent given) by all holders of Common Stock excluding the Owners and Persons known by the Company to be Affiliates or Associates of an Owner.

      Section 4.3 Requirement to Tender. Each Owner will take all such action as may be required such that, in connection with any tender offer or exchange offer made for the Common Stock, the Common Stock owned of record or beneficially owned by such Owner (other than the Carved-Out Shares) is tendered or exchanged in the same proportion as the Common Stock tendered or exchanged by all holders of Common Stock excluding the Owners and their respective Affiliates and Associates.

      Section 4.4 Board Representation and Other Matters. Each Owner agrees that:

      (a) No Owner will accept any appointment, election or nomination as an officer or director of the Company.

      (b) No Owner shall, and each Owner shall use his respective best efforts to cause each other Executive Person not to, directly or indirectly, whether alone or in concert with others, seek election to, seek the removal of any directors of, or seek a change in the composition or size of, the Board, or otherwise act in any way, directly or indirectly, to Control the Board or otherwise have any involvement in the management of the Company.

      (c) No Owner shall, and each Owner shall use his respective best efforts to cause each other Executive Person not to, directly or indirectly, whether alone or in concert with others, designate, appoint, elect or nominate, or participate in the designation or nomination of, any officers of the Company or directors to the Board.

      (d) No Owner shall, and each Owner shall use his respective best efforts to cause each other Executive Person not to, directly or indirectly, whether alone or in concert with others, cause or permit any of the actions enumerated in Sections 4.4(a) through 4.4(c) to be taken, whether or not unrelated third parties vote in favor of any such action.

      Section 4.5 Proxy Solicitations; Other Actions. Neither Owner shall, and each Owner shall use his respective best efforts to cause each other Executive Person not to, directly or indirectly, whether alone or in concert with others:

      (a) make, or in any way participate in, any (i) "solicitation of proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) or solicitation of written authorizations or consents (within the meaning of Regulation 14C promulgated under the Exchange Act), or
            (ii) tender offer or exchange offer relating to the Common Stock or any other Securities of the Company (other than as required by Section 4.3);

      (b) call, conduct or in any way consent to or participate in any special meeting (or action by written authorization or consent) of stockholders of the Company;

      (c) request, or take any action to obtain or retain, any list of holders of Common Stock or any Securities of the Company;

      (d) initiate, propose, encourage or participate in the making of any stockholder proposal relating to the Company;

      (e) deposit any Common Stock in a voting trust or subject any Common Stock to any voting agreement or similar agreement or arrangement, including any grant of an irrevocable proxy, other than as contemplated by this Agreement or any Concurrent Agreement;

      (f) facilitate, encourage, disclose or pursue any intent, purpose, plan or proposal with respect to the Company, the Board, management, policies or affairs of the Company or any of the Securities or assets of the Company or with respect to this Agreement or any of the parties hereto that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require any waiver, amendment, nullification or validation of, any provision of this Agreement, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

      (g) facilitate, encourage, request or seek in any way a waiver, amendment, consent or modification with respect to Section 4.1, 4.2, 4.3, 4.4 or this Section 4.5; or

      (h) assist, advise, facilitate or encourage any Person with respect to, or seeking to do, any of the foregoing.

      Section 4.6 Notification as to Certain Matters. Each Owner agrees to notify the Company in writing of any change in his record or beneficial ownership of Common Stock (other than relating to the Carved-Out Shares). This
Section 4.6 shall not be deemed to be a consent by the Company with respect to any such change; any such change in beneficial or record ownership (other than with respect to the Carved-Out Shares) may only be effected in accordance with the terms of this Agreement and each Concurrent Agreement.

                                   ARTICLE V

                              TERM OF THE AGREEMENT

      This Agreement shall expire as to an Owner (but not the other Owner) on the later of the date which is the fifth anniversary of this Agreement and the date on which the Note executed by that Owner in favor of the Company is indefeasibly satisfied and paid in full. In addition, if the Common Stock beneficially owned by an Owner constitutes less than 5% of the then outstanding Common Stock and the Note executed by that Owner in favor of the Company is indefeasibly satisfied and paid in full, then Section 4.1 of this Agreement shall be suspended as to that Owner, but only for the period that such Owner owns beneficially less than 5% of the outstanding Common Stock; Section 4.1 of this Agreement shall again be in full force and effect at any time such Owner's beneficial ownership equals or exceeds 5% of the outstanding Common Stock, and shall remain in full force and effect as to the other Owner.

                                   ARTICLE VI

                            SALE RIGHTS OF THE OWNERS

      Intentionally Omitted.

                                   ARTICLE VII

                            PRIOR TRANSFERS BY OWNERS

      This Agreement is not intended to, and shall not apply to, (i) any Common Stock formerly owned by either Owner and Transferred to any Person (other than an Owner and/or any Owner's Executive Persons) prior to the date of this Agreement (other than shares of Common Stock transferred to the Company under the Pledge Agreement), or (ii) the Carved-Out Shares, provided that in the case of clause (i), such Transfer was not restricted by any agreement or understanding between the Company and either Owner, including the Concurrent Agreements.

                                  ARTICLE VIII

                               SAVINGS PROVISIONS

            The proxy and power of attorney contained in this Agreement is being granted by the Owners to induce further investment in, and/or third parties to engage in potential strategic transactions with, the Company over the term of this Agreement. Accordingly, the Owners intend that the proxy and power of attorney contained herein be irrevocable until the termination of this Agreement, as it is coupled with an interest in favor of Curtis Olson and each and every Successor.

            If at any time the proxy contained herein might be deemed revocable, then this Agreement shall be deemed to be a voting agreement between the Owners and Curtis Olson or a Successor and, if Curtis Olson or such Successor is not then a holder of Common Stock, then as a voting agreement between the Owners and each Independent Director who then holds any Common Stock. The provisions of Sections 4.1 and 4.2 shall thereafter continue to be binding against each Owner as a voting agreement by them with Curtis Olson, a Successor or the appropriate Independent Directors, as appropriate.

            Each Owner agrees, for himself and any other Person who may be deemed to be a record or beneficial owner of any Common Stock subject to this Agreement, that, to the fullest extent permitted by law, he will not voluntarily participate in or assist in any litigation or other legal proceeding challenging the validity of the proxy and power of attorney contained in this Agreement.

            If this Agreement is deemed to be a voting agreement that, under applicable law, would have a term that is shorter than the term set forth in
Article V, then the voting agreement shall continue for the maximum term permitted by applicable law and, prior to any termination or expiration of the term, each Owner shall consent to an extension of the term so that it is co-terminous with the term set forth in Article V. Each Owner hereby appoints Curtis Olson or a Successor as his attorney-in-fact to execute and deliver any consent pursuant to this paragraph.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement, taken together with the Concurrent Agreements, among the parties with respect to its and their subject matter supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to its and their subject matter and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that the Company may assign this Agreement (by operation of law) to any successor or any other Person to which the Company shall sell, assign or transfer all or a substantial portion of its assets (if a Person shall become a successor to the Company or the Company shall sell, assign or transfer all or a substantial portion of its assets to another Person, references herein to the "Company" shall be to such successor or other Person) and Curtis Olson and any Successor may assign his rights and duties hereunder to a Successor. Any attempted assignment or transfer in violation of this Section 9.1 shall be void ab initio and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns. The parties specifically acknowledge that the Company and the Owners are concurrently entering into the Concurrent Agreements, each of which shall govern the conduct of the parties in accordance with their respective terms.

            Notwithstanding anything to the contrary contained in this Section 9.1, each Independent Director shall be deemed to have assigned to any new Independent Director, effective on the new Independent Director's election to the Board, an enforceable interest in this Agreement; the interest of each Independent Director shall continue for so long as he or she continues to serve as such. No written assignment or notice to any Person, and no written assumption by the new Independent Director, shall be required to effectuate the assignment contemplated by this paragraph. (Notwithstanding the foregoing, a newly elected Independent Director may reject the assignment of an interest herein by written notice to the Company given within 30 days of his or her election to the Board.) It is the intention of the parties that one or more Independent Directors shall at all times have an enforceable interest in this Agreement so that, in addition to a single remaining Owner, one or more individual persons is at all times a party to this Agreement.

      Section 9.2 Amendments, Waivers. Neither this Agreement nor any provision hereof may be waived, modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Company and each Owner, except that a Successor may execute a joinder agreement (without execution and delivery of any such joinder agreement by the Company or either Owner) which shall constitute a signature page to this Agreement and his or her agreement to assume Curtis Olson's or a previous Successor's duties and obligations hereunder and an assignment of Curtis Olson's or such previous Successor's proxy and power of attorney under this Agreement. The waiver by the Company and Curtis Olson (or a Successor), on the one hand, or the Owners, on the other, of the breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof or a waiver of any other provision of this Agreement.

      Section 9.3 Notices. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by facsimile or overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as he or it shall specify by like notice):


                  If to the Owners, to:

                  Phil Meisinger
                  P.O. Box 14506
                  Odessa, Texas 79768-4506
                  Facsimile: (915) 366-1004

                  Gene Stinson
                  P.O. Box 98082
                  Las Vegas, Nevada 89193-8082
                  Facsimile: (702) 451-4778

                  with a copy to:

                  Beckley Singleton, Chtd.
                  530 Las Vegas Blvd. South
                  Las Vegas, Nevada 89101
                  Facsimile: (702) 385-9447
                  Attention: Dan R. Waite, Esq.

                  If to the Company, to:

                  Elektryon
                  6565 Spencer Street
                  Suite 206
                  Las Vegas, Nevada  89119
                  Facsimile: (702) 269-9770
                  Attention: General Counsel and President

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York  10022
                  Facsimile: (212) 836-7152
                  Attention: Lynn Toby Fisher, Esq.

                  If to Curtis Olson, to:

                  7 Sundown Parkway
                  Austin, Texas 78746
                  Facsimile:  (512) 327-8330

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York  10022
                  Facsimile: (212) 836-7152
                  Attention: Lynn Toby Fisher, Esq.

      Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law principles of such state.

      Section 9.5 Enforcement. The parties agree that irreparable damage would occur to the Company in the event that any of the provisions of this Agreement or any Concurrent Agreement were not performed fully in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent any breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which it is entitled at law or in equity.

            In addition, each of the parties hereto (a) consents to submit itself to the non-exclusive personal jurisdiction of any federal court located in the State of Nevada or any Nevada court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and
(b) agrees that it will not attempt to deny or defeat such non-exclusive personal jurisdiction by motion or other request for leave from any such court.

      Section 9.6 Stop Transfer Provision. The Company shall enter a stop transfer order with the transfer agent or agents of the Common Stock against the transfer of shares held by either Owner except in compliance with the requirements of this Agreement and the Concurrent Agreements. The Company agrees to remove any stop transfer order with respect to, and to issue certificates without the legend set forth in Article II in substitution for, any shares of Common Stock that are no longer subject to the restrictions contained in this Agreement and the Concurrent Agreements.

      Section 9.7 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the parties. The parties agree that a facsimile signature is effective as an original signature.

      Section 9.8 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      Section 9.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

      Section 9.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which it may be entitled.

      Section 9.11 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and any investigation at any time by or on behalf of the Owners or the Company until the termination of this Agreement.



                                    ELEKTRYON





                                    By: /s/ Michael E. Holmstrom
                                       ----------------------------------
                                    Name: Michael E. Holmstrom
                                         --------------------------------
                                    Title: President
                                          -------------------------------


                                    /s/ Phil C. Meisinger
                                    -------------------------------------
                                    Phil C. Meisinger


                                    /s/ Gene E. Stinson
                                    -------------------------------------
                                    Gene E. Stinson


                                    /s/ Curtis Olson
                                    -------------------------------------
                                    Curtis Olson

      The undersigned, in his capacity as an Independent Director and a holder of Common Stock, agrees that he is a party to the foregoing Voting Agreement if it is determined that he shall be so in accordance with Section 4.1 in order to render the Voting Agreement enforceable against the Owners in accordance with its terms. At any time a new Independent Director is elected, the undersigned shall be deemed to have assigned a portion of his rights under the foregoing Voting Agreement to the new Independent Director(s) in accordance with Section 9.1.


                                    /s/ John Cavalier
                                    -------------------------------------
                                    John Cavalier


                                    /s/ Wendell Adair
                                    -------------------------------------
                                    Wendell Adair